UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 16, 2018

LONG BLOCKCHAIN CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37808	47-2624098
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

12-1 Dubon Court, Farmingdale, NY 11735

(Address of Principal Executive Offices) (Zip Code)

(855) 542-2832

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.02	Termination of a Material Definitive Agreement.

Long Blockchain Corp. (the “Company”) previously announced that it had entered into a contribution and exchange agreement (the “Agreement”) with TSLC PTE Ltd. (“TSLC”), pursuant to which (a) TSLC (i) issued to the Company 1,145,960 shares of its voting capital stock (“TSLC Capital Stock”) equal to 7.00% of the outstanding capital stock of TSLC on a fully diluted basis as of the date of the Agreement and (ii) agreed to grant the Company the rights to develop TSLC’s CASHe business in the Latin American market, subject to the parties entering into a mutually acceptable license agreement, and (b) the Company (i) issued to TSLC 1,949,736 shares of the Company’s common stock (“Company Common Stock”) equal to 17.00% of the outstanding common stock of the Company as of the date of the Agreement, (ii) issued to TSLC 332,602 additional shares of Company Common Stock, equal to 2.90% of the outstanding common stock of the Company as of the date of the Agreement, upon the delisting of the common stock of the Company from the Nasdaq Capital Market, (iii) granted TSLC the right to name one person to be appointed to the Company’s board of directors (“Board”), and (iv) agreed to cover the expenses, including legal fees, incurred by TSLC in connection with the Agreement.

On October 16, 2018, the Company and TSLC entered into a separation and mutual release agreement (the “Separation Agreement”) pursuant to which the parties mutually terminated the Agreement effective as of October 16, 2018. Pursuant to the Separation Agreement, TSLC will cancel and/or redeem the TSLC Capital Stock issued to the Company under the Agreement and the Company will cancel and/or redeem the Company Common Stock issued to TSLC under the Agreement. TSLC waived its right to reimbursement of all expenses incurred by TSLC in connection with the Agreement, and the parties agreed to release each other from certain claims and liabilities arising out of or relating to the Agreement or the transactions contemplated therein or thereby.

Additionally, pursuant to the Separation Agreement, TSLC’s nominee to the Board, Sanjay Sachdev, resigned from the Board and from each committee on which he served, effective November 30, 2018. Mr. Sachdev’s resignation was not due to any disagreement with the Company or its management on any matter relating to the Company’s operations, policies, or practices.

The foregoing description of the Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Agreement, which was filed as an exhibit to the Company’s Current Report on Form 8-K filed on March 23, 2018, and which is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 1.02 above is incorporated by reference into this Item 5.02.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 18, 2018
LONG BLOCKCHAIN CORP.

	By:	/s/ Andy Shape
	Name:	Andy Shape
	Title:	Chief Executive Officer